Acquisition/Purchase Price Accounting – AMV Holding Limited Group

Mandalay Media, Inc., a Delaware corporation (“Mandalay”), entered into a Stock Purchase Agreement on October 8, 2008 (the “Original Agreement”), as subsequently amended on October 23, 2008 (the “Agreement”), with Jonathan Cresswell (“Cresswell”), Nathaniel MacLeitch (“MacLeitch,” and together with Cresswell, the “Founding Sellers”) and certain shareholders of AMV Holding Limited, a United Kingdom private limited company (“AMV”) signatories thereto (the “Non-Founding Sellers”). Pursuant to the Agreement, on October 23, 2008, Mandalay consummated the acquisition of 100% of the issued and outstanding share capital of AMV (the “AMV Shares”) and 80% of the issued and outstanding share capital of Fierce (the “Fierce Shares,” and together with the AMV Shares, the “Shares”). The Founding Sellers and the Non-Founding Sellers, together with the holders of options to purchase shares of capital stock of AMV (the “Option Holder Sellers”) who have exercised such options prior to closing and delivered their shares of capital stock of AMV to Mandalay at closing, as provided in the Agreement, are referred to herein as the “Sellers.”

In consideration for the Shares, and subject to adjustment as set forth in the Agreement, the aggregate purchase price (the “Purchase Price”) consisted of: (a) $5,375,000 in cash (the “Cash Consideration”); (b) 4,500,000 fully paid and non-assessable shares of Common Stock (the “Stock Consideration”); (c) a secured promissory note in the aggregate original principal amount of $5,375,000 (the “Note”); and (d) additional earn-out amounts, if any, if the Acquired Companies achieve certain targeted earnings for each of the periods from October 1, 2008 to March 31, 2009, April 1, 2009 to March 31, 2010, and April 1, 2010 to September 30, 2010, as determined in accordance with the Agreement. The Purchase Price is subject to certain adjustments based on the working capital of AMV, to be determined initially within 75 days of the closing, and subsequently within 60 days following June 30, 2009. Any such adjustment of the Purchase Price will be made first by means of an adjustment to the principal sum due under the Note, as set forth in the Agreement.

Prior to closing, each outstanding option to purchase shares of capital stock of AMV (an “AMV Option”) was either exercised in full or terminated. Of the Cash Consideration payable to the Sellers, an amount equal to the exercise price of the AMV Options being exercised was paid to AMV for consideration of such Option Holder Seller’s exercise of such AMV Options, and was deducted from the amount of Cash Consideration otherwise payable to such Option Holder Seller. Additionally, of the Cash Consideration, an amount equal to the maximum taxation liability that would be incurred with respect to the payment of the Purchase Price to any Option Holder Sellers under applicable tax laws (the “Tax Withholding”), was delivered to AMV to be held in a separate account. The amount of the Tax Withholding was deducted from the amount of the Cash Consideration otherwise payable to the applicable Option Holder Seller.

The Note matures on January 30, 2010, and bears interest at an initial rate of 5% per annum, subject to adjustment as provided therein. In the event Mandalay completes an equity financing that results in gross proceeds of over $6,000,000, Mandalay will prepay a portion of the Note in an amount equal to one-third of the excess of the gross proceeds of such financing over $6,000,000. In addition, if within nine months of the issuance date of the Note, Mandalay completes a financing that results in gross proceeds of over $15,000,000, then Mandalay shall prepay the entire principal amount then outstanding under the Note, plus accrued interest. If within nine months of the issuance date of the Note, the aggregate principal sum then outstanding under the Note plus accrued interest thereon has not been prepaid, then on and after such date, interest shall accrue on the unpaid principal balance of the Note at a rate of 7% per annum. Additionally, in connection with the Note, AMV granted to the Sellers a security interest in its assets. Such security interest is subordinate to the security interest granted to ValueAct Small Cap Master Fund, L.P. (“ValueAct) under the Senior Secured Note, issued by Twistbox Entertainment, Inc., a wholly-owned subsidiary of Mandalay (“Twistbox”),  due January 30, 2010, as amended on February 12, 2008 (the “ValueAct Note”), and as subsequently amended on October 23, 2008. AMV also agreed to guarantee Mandalay’s repayment of the Note to the Sellers.

At closing, each of the Sellers agreed to not dispose of or transfer any of the shares of the Stock Consideration they own for a period of one year following the closing.

The Purchase Price has been preliminarily estimated by Mandalay to be $21,487,000, consisting of $9,900,000 attributed to the Stock Consideration issued, $5,375,000 in cash, $5,375,000 under the Note referenced above and $837,000 in transaction costs.  Any adjustments required under the “earn-out” and “working capital adjustment” provisions of the Agreement have not yet been determined and therefore have not been included in the preliminary calculation of the purchase price. The shares of the Stock Consideration were valued using the closing stock price at the acquisition date of $2.20 per share. Under the purchase method of accounting, Mandalay allocated the total Purchase Price of $21,487,000 to the net tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the acquisition date as follows:

Cash and cash equivalents	$3,020,000
Accounts receivable, net of allowances	9,087,000
Prepaid expenses and other current assets	16,000
Property and equipment, net	406,000
Accounts payable	(10,391,000)
Bank overdrafts	(1,902,000)
Other current liabilities	(1,262,000)
Other long term liabilities	(223,000)
Minority interests	95,000
Identified intangibles	1,721,000
Acquisition related restructuring reserves	(585,000)
Goodwill	21,505,000
$21,487,000

Goodwill recognized in the above transaction is preliminarily estimated at $21,505,000. Goodwill in relation to the acquisition of AMV is not expected to be deductible for income tax purposes. The preliminary purchase price allocation, including the allocation of goodwill, will be updated as additional information becomes available. Acquisition related restructuring reserves include reserves for employee severance and for office relocation.

Unaudited Pro Forma Summary

The following pro forma consolidated amounts give effect to the acquisition of AMV by Mandalay accounted for by the purchase method of accounting as at September 30, 2008 and as if it had occurred as at the beginning of each period presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the period presented and should not be construed as being representative of future operating results.

MANDALAY MEDIA, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED BALANCE SHEET
(In thousands, except share amounts)

	Mandalay	AMV			Mandalay
	Media, Inc.	Holding Ltd			Media, Inc.
	September 30,	September 30,		Pro Forma	September 30,
	2008	2008		Adjustments
	(Unaudited)	(Unaudited)			(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$7,122	$3,020	(a) $	(875)	$9,267
Accounts receivable, net of allowances	6,203	$9,087		-	$15,290
Prepaid expenses and other current assets	648	$16		-	$664
Total current assets	13,973	12,123		(875)	$25,221
Property and equipment, net	993	406		-	1,399
Other long-term assets	206	-		-	206
Intangible assets, net	19,303	-	(b)	1,721	21,024
Goodwill	61,436	6,116	(c)	15,390	82,942
TOTAL ASSETS	$95,911	$18,645		$16,236	130,792

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities
Accounts payable	4,325	10,391		-	14,716
Bank overdrafts	-	1,902		-	1,902
Accrued license fees	2,813	-		-	2,813
Accrued compensation	746	-		-	746
Current portion of long term debt	254	-		-	254
Other current liabilities	2,001	1,262	(d)	1,422	4,685
Total currrent liabilities	10,139	13,555		1,422	25,116
Accrued license fees, long term portion	668	-		-	668
Other long term liabilities	-	223		-	223
Long term debt, net of current portion	16,483	-	(e)	5,375	21,858
Minority interests	-	(95)		-	(95)
Total liabilities	$27,290	13,683		$6,797	$47,770

Stockholders equity
Preferred stock	100	-		-	100
Common stock	3	-		-	3
Additional paid-in capital	78,220	4,962		9,439	92,621
Accumulated other comprehensive income/(loss)	(55)	-		-	(55)
Accumulated deficit	(9,647)	-		-	(9,647)
Total stockholders' equity	68,621	4,962		9,439	83,022

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$95,911	$18,645		$16,236	$130,792

Notes to Pro Forma Adjustments:

(a)	Represents cash paid as part of purchase consideration - $5,375; and cash received from the issue of 1,685,394 shares at $2.67, amounting to $4,500
(b)	Represents estimated value of intangible assets to be recognized on the acquisition
(c)	Represents estimated value of goodwill to be recognized on the acquisition and the elimination of AMV Holding Ltd goodwill
(d)	Represents accruals for acquisition costs and restructuring reserves to be recognized in relation to the acquisition
(e)	Represents secured prommissory note issued as part of the purchase consideration

MANDALAY MEDIA, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED SUMMARY STATEMENT OF OPERATIONS
(In thousands, except share amounts)

					Mandalay
	Mandalay	AMV			Media, Inc.
	Media, Inc.	Holding Ltd			Pro Forma
	Six Months Ended	Six Months Ended			Six Months Ended
	September 30,	September 30,			September 30,
	2008	2008		Adjustments	2008
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Revenues	$10,349	$20,478			$30,827
Cost of revenues	$4,138	7,504	(a)	44	11,686
Gross profit	$6,211	12,974			19,141
Operating expenses net of interest
income and other expense	$12,441	10,574	(b)	112	23,127

Income tax expense	$148	321			469
Minority interest in consolidated subsidiaries	$-	(99)			(99)

Net Profit/(Loss)	$(6,378)	$2,178			$(4,356)
Basic and diluted net loss per common share	$(0.20)				$(0.12)

Weighted average common shares outstanding,
basic and diluted	32,377		(c)	4,500	36,877

Notes to Pro Forma Adjustments:

(a)	Represents amortization of the estimated value of intangible assets recognized on the acquisition allocated to cost of revenues
(b)	Represents amortization of the estimated value of intangible assets recognized on the acquisition allocated to general and administrative costs
(c)	Represents shares in Mandalay Media Inc. issued as part of the consideration for the acquisition

					Mandalay
	Mandalay	AMV			Media, Inc.
	Media, Inc.	Holding Ltd			Pro Forma
	Three Months Ended	Three Months Ended			Three Months Ended
	March 31,	March 31,		Pro Forma	March 31,
	2008	2008		Adjustments	2008
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Revenues	$3,208	$9,293			$12,501
Cost of revenues	(153)	2,192	(a)	22	2,061
Gross profit	3,361	7,101			10,440
Operating expenses net of interest
income and other expense	3,643	6,559	(b)	56	10,258
					-
Income tax expense	16	123			139
Minority interest in consolidated subsidiaries	-	-			-
Net Profit/(Loss)	$(298)	$419			$43
Basic and diluted net loss per common share	$(0.01)				$0.00

Weighted average common shares outstanding,
basic and diluted	21,628		(c)	4,500	26,128

Notes to Pro Forma Adjustments:

The results of operations for Mandalay Media Inc. in the Three Months Ended March 31, 2008 include the results of Twistbox Entertainment Inc. as from the acquisition of that entity in February, 2008

(a)	Represents amortization of the estimated value of intangible assets recognized on the acquisition allocated to cost of revenues
(b)	Represents amortization of the estimated value of intangible assets recognized on the acquisition allocated to general and administrative costs
(c)	Represents shares in Mandalay Media Inc. issued as part of the consideration for the acquisition

					Mandalay
	Mandalay	AMV			Media, Inc.
	Media, Inc.	Holding Ltd			Pro Forma
	Year Ended	Year Ended			Year Ended
	December 31,	December 31,		Pro Forma	December 31,
	2007	2007		Adjustments	2007
				(Unaudited)	(Unaudited)

Revenues	$-	$29,497			$29,497
Cost of revenues	-	11,144	(a)	87	11,231
Gross profit	-	18,353			18,266
Operating expenses net of interest
income and other expense	2,204	14,109	(b)	224	16,537
					-
Income tax expense	-	1,310			1,310
Minority interest in consolidated subsidiaries	-	-			-
Net Profit/(Loss)	$(2,204)	$2,934			$419
Basic and diluted net loss per common share	$(0.12)				$0.02

Weighted average common shares outstanding,
basic and diluted	18,997		(c)	4,500	23,497

Notes to Pro Forma Adjustments:

The results of operations for Mandalay Media Inc. in the Year Ended December 31, 2007 do not include the results of Twistbox Entertainment Inc. since that entity was acquired in February, 2008. Mandalay Media Inc. operated as a "shell" company with no significant operations

(a)	Represents amortization of the estimated value of intangible assets recognized on the acquisition allocated to cost of revenues
(b)	Represents amortization of the estimated value of intangible assets recognized on the acquisition allocated to general and administrative costs
(c)	Represents shares in Mandalay Media Inc. issued as part of the consideration for the acquisition